Exhibit (n)(1)

                                                                        PROPOSED

                             AMENDED RULE 18F-3 PLAN


                                 RULE 18F-3 PLAN

     1. A Portfolio of the Fund ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:

          (a) Each such Class:

              (1) (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

                  (ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

              (2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

              (3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

              (4) Shall have in all other respects the same rights and obligations as each other class.

          (b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.

          (c) (1) Any payments made under paragraph (a)(1)(i) of this Plan shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

              (2) Before any vote on the Plan or the Appendix, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

              (3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

          (d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.


                                   APPENDIX A


         RBB FUND
         CURRENT DISTRIBUTION FEE LEVELS
         APRIL, 2002



         A.  MONEY MARKET PORTFOLIO


                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------
         1.       Sansom Street (Class I)   fee 0.20%                  4/10/91
                  Shareholder Service Fee        0.10%                 8/16/88

         2.       Bedford (Class L)         fee 0.65%                  11/17/94

         3.       Cash Preservation         fee 0.40%                  4/10/91
                  (Class G)

         4.       Select (Class Money)      fee 0.0%                   8/31/99

         5.       Principal (Class Money)   fee 0.40%                  10/28/98

         6.       Bear Stearns Money Market fee 0.65%                  5/1/01
                  (Class Money)


         B.  MUNICIPAL MONEY MARKET PORTFOLIO

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Bear Stearns Money
                  Market (Class Municipal
                  Money)                    fee 0.65%                  5/1/01

         2.       Bedford (Class M)         fee 0.65%                  11/17/94

         3.       Cash Preservation         fee 0.40%                  4/10/91
                  (Class H)

                                       2


         C.  GOVERNMENT OBLIGATION MONEY MARKET PORTFOLIO

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Bear Stearns Money Market
                  (Class Government
                  Money)                    fee 0.65%                  5/1/01

         2.       Bedford (Class N)         fee 0.65%                  11/17/94


         D.  BOSTON PARTNERS LARGE CAP VALUE FUND

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Institutional Class       None                       5/29/98
                  (Class QQ)
         2.       Advisor Class             fee 0.50%                  10/16/96
                  (Class SS)
         3.       Investor Class            fee 0.25%                  10/16/96
                  (Class RR)


         E.  BOSTON PARTNERS MID CAP VALUE FUND

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Investor Class            fee 0.25%                  6/1/97
                  (Class TT)
         2.       Institutional Class       None                       5/29/98
                  (Class UU)


         F.  BOSTON PARTNERS ALL-CAP VALUE FUND

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Institutional Class       None                       ________
                  (Class VV)
         2.       Investor Class            fee 0.25%                  ________
                  (Class WW)

                                       3


         G.  BOSTON PARTNERS SMALL CAP VALUE FUND II (FORMERLY MICRO CAP FUND)

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Institutional Class       None                       7/01/98
                  (Class DDD)
         2.       Investor Class            fee 0.25%                  7/01/98
                  (Class EEE)


         H.  BOSTON PARTNERS LONG/SHORT EQUITY (FORMERLY MARKET NEUTRAL FUND)

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Institutional Class       None                       8/31/99
                  (Class III)
         2.       Investor Class            fee 0.25%                  8/31/99
                  (Class JJJ)


         I.  BOSTON PARTNERS FUND (FORMERLY LONG-SHORT EQUITY FUND)

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Institutional Class       None                       __________
                  (Class KKK)
         2.       Investor Class            fee 0.25%                  __________
                  (Class LLL)


         J.  SCHNEIDER CAPITAL MANAGEMENT SMALL CAP VALUE FUND

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Investor (Class YY)       None                       4/6/98


         K.  SCHNEIDER CAPITAL MANAGEMENT VALUE FUND

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Investor (Class ZZ)       None                       _______

                                       4

         L.  BOGLE SMALL CAP GROWTH FUND

                                     CURRENT DISTRIBUTION
                  CLASS                     FEE LEVEL                  EFFECTIVE DATE
                  -----              --------------------              --------------

         1.       Institutional (Class NNN) None                       9/15/99

         2.       Investor (Class OOO)                                 9/15/99
                  Shareholder Services Fee  0.25%

                                       4 - 5


         APPENDIX B

         EXCHANGE PRIVILEGES OF THE PORTFOLIOS
         OF THE RBB FUND, INC.


====================================================================================================================================
FAMILY                                           EACH PORTFOLIO (CLASS) . . .
                                                                                                MAY BE EXCHANGED FOR ANY OF
------------------------------------------------------------------------------------------------------------------------------------
Cash Preservation                                Money Market (G)
                                                 Municipal Money Market (H)                     Money Market (G)
                                                                                                Municipal Money Market (H)
------------------------------------------------------------------------------------------------------------------------------------
Bedford (Bear Stearns)                           Money Market (L)
                                                                                                Common Shares of other non-RBB funds
                                                                                                advised or sponsored by Bear,
                                                                                                Stearns & Co. Inc.
------------------------------------------------------------------------------------------------------------------------------------
n/i*                                             Micro Cap (FF)                                 Micro Cap (FF)
                                                 Growth (GG)                                    Growth (GG)
                                                 Mid Cap (HH)
                                                 Small Cap Value (MMM)                          Mid Cap (HH)
                                                                                                Small Cap Value (MMM)
------------------------------------------------------------------------------------------------------------------------------------
Boston Partners (Institutional Classes)          Mid Cap Value (TT)
                                                 Large Cap Value (QQ)                           Mid Cap Value (TT)
                                                 All-Cap Value (VV)                             Large Cap Value (QQ)
                                                 Small Cap Value II (DDD)                       All-Cap Value (VV)
                                                 Long/Short Equity (III)                        Small Cap Value II (DDD)

                                                                                                Long/Short Equity (III)
------------------------------------------------------------------------------------------------------------------------------------
Boston Partners (Investor Classes)               Mid Cap Value (UU)
                                                 Large Cap Value (RR)                           Mid Cap Value (UU)
                                                 All-Cap Value (WW)                             Large Cap Value (RR)
                                                 Small Cap Value II (EEE)                       All-Cap Value (WW)
                                                 Long/Short Equity (JJJ)                        Small Cap Value II(EEE)
                                                 Fund (LLL)
                                                                                                Long/Short Equity (JJJ)

                                                                                                Fund (LLL)
====================================================================================================================================

*During periods when these Portfolios are closed they are not eligible for exchange.

                                       6